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                                  REPUBLIC BANK
                     MORTGAGE WAREHOUSING LINE OF CREDIT TO


                          WESTMARK MORTGAGE CORPORATION


                          CREDIT AND SECURITY AGREEMENT


                                   $7,500,000


                         Dated as of______________, 1998




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

INTRODUCTION................................................................................................1
ARTICLE I. DEFINITIONS......................................................................................1
ARTICLE II. THE CREDIT......................................................................................5
   2.1 Agreement to Lend....................................................................................5
   2.2 Term.................................................................................................5
   2.3 Disbursement of the Credit - Dry Funding.............................................................5
   2.4 Disbursement of the Credit - Wet Funding.............................................................6
   2.5 Sublimits............................................................................................7
   2.6 Qualifying Mortgages.................................................................................7
   2.7 Repayments of the Credit.............................................................................7
ARTICLE III. CONDITIONS TO ADVANCES........................................................................10
   3.1 Initial Advance.....................................................................................10
   3.2 Conditions to Subsequent Advance....................................................................10
ARTICLE IV.  SECURITY AGREEMENT............................................................................11
   4.1 Grant of Security Interest..........................................................................11
ARTICLE V. REPRESENTATIONS AND WARRANTIES..................................................................12
   5.1 Good Standing and Authority.........................................................................12
   5.2 Valid and Binding Obligation........................................................................13
   5.4 No Consent or Filing................................................................................13
   5.5 No Violations.......................................................................................13
   5.6 Federal Regulations.................................................................................14
   5.7 ERISA Matters.......................................................................................14
   5.8 Collateral..........................................................................................15
   5.9 Subsidiaries........................................................................................15
   5.10 Financial Condition................................................................................15
   5.11 Liens..............................................................................................15
   5.12 Investment Company Act.............................................................................15
   5.13 Corporate Takeovers................................................................................15
   5.14 Insider............................................................................................16
ARTICLE VI.  COVENANTS.....................................................................................17
   6.1 Payments............................................................................................17
   6.2 Notice..............................................................................................17
   6.3 Taxes...............................................................................................17
   6.4 Insurance...........................................................................................17
   6.5 Litigation..........................................................................................18
   6.6 Existence and Eligibility...........................................................................18
   6.7 Books and Records...................................................................................18
   6.8 Compliance with Law.................................................................................18
   6.9 Access to Records...................................................................................18
   6.10 Maintain Qualifications............................................................................18
   6.11  Financial Reports.................................................................................19
   6.12 Pension Reports....................................................................................19
   6.13 Collateral; Margin Call............................................................................19
   6.14 Liens..............................................................................................20
   6.15 ERISA Contributions................................................................................20
   6.16 VA Guaranties and FHA Insurance....................................................................20
   6.17 Book Net Worth.....................................................................................21
   6.18 Total Liabilities to Book Net Worth Ratio..........................................................21
   6.19 File Fee...........................................................................................21

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   6.20 Intercompany Transactions..........................................................................21
ARTICLE VII. EVENTS OF DEFAULT.............................................................................21
   7.1 Nonpayment of Indebtedness..........................................................................21
   7.2 Assignment or Encumbrance...........................................................................21
   7.3 Insolvency Proceedings..............................................................................21
   7.4 Misrepresentation...................................................................................22
   7.5 Materially Adverse Changes..........................................................................22
   7.6 Failure to Perform Obligations......................................................................23
   7.7 Pension Default.....................................................................................23
   7.8 Change in Ownership.................................................................................23
ARTICLE VIII. REMEDIES UPON DEFAULT........................................................................24
   8.1 Default Other Than Insolvency.......................................................................24
   8.2 Default - Insolvency................................................................................24
   8.3 Enforcement Of Agreements...........................................................................24
   8.4 Realization on Collateral...........................................................................24
ARTICLE IX. INDEMNIFICATION AND EXPENSES...................................................................25
ARTICLE X. MISCELLANEOUS...................................................................................26
   10.1 Amendments and Waivers.............................................................................26
   10.2 Delays and Omissions...............................................................................26
   10.3 Attorney-in-fact...................................................................................26
   10.4 Collection.........................................................................................26
   10.6 Return of Collateral Under Trust Receipt...........................................................27
   10.7 Loss of Loan Documents.............................................................................27
   10.8 Successors and Assigns.............................................................................27
   10.9 Notices............................................................................................28
   10.10 Governing Law and Consent to Jurisdiction.........................................................28
   10.11 Waiver of Jury Trial..............................................................................28
   10.12 Counterparts......................................................................................28
   10.13 Titles............................................................................................28
   10.14 Inconsistent Provisions...........................................................................29
   10.15 Participation.....................................................................................29
   10.16 Entire Agreement..................................................................................29

                          CREDIT AND SECURITY AGREEMENT

                  THIS AGREEMENT, dated as of the Agreement Date between Westmark Mortgage Corporation, a Florida corporation with offices at 8000 North Federal Highway, Boca Raton, Florida 33487(the "Company"), and REPUBLIC BANK, a banking corporation organized under the laws of the State of Florida, with offices at 111 Second Avenue NE, St. Petersburg, Florida 337O1 ("Republic"), evidences:
                                  INTRODUCTION

                  This Agreement provides for a credit facility to enable the Company to obtain interim financing with which to fund certain mortgage loans originated by it. This Agreement sets forth the terms and conditions under which the facility will be advanced, the interest and other charges payable to Republic repayment terms, and warranties, representations and covenants in connection with the facility.

                              ARTICLE I. DEFINITIONS

         Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth below:

         Aged Loans: Loans outstanding on the warehouse line greater than 90 days but less than 180 days.

         Aged Loan Fee: One Hundred Dollars ($100.00) per Aged Loan outstanding 90 days or less, $200 for each loan outstanding from 91 to 120 days, $300 for each loan outstanding from 121 to 150 days and $400 for each loan outstanding from 151 to 180 days.
         Advance: A disbursement of a portion of the Credit; see Section 2.1

         Agreement Date: _____________________,1998.

         Bailee Agreement: Letter agreement whereby an Investor agrees to hold one or more Loan Documents as bailee for Republic subject to the Security Interest.

         Book Net Worth: An amount equal to the Company's common stock, paid-in capital and retained earnings.

         Business Day: A day upon which Republic is open for the transaction of business.

         Collateral: As defined in Section 4.1.

         Commitment: The agreement by an Investor to purchase Qualifying Mortgages.

         Credit: SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS ($7,500,000).

         Credit Note: The Company's promissory note to Republic dated the Agreement Date, and all replacements, modifications, extensions and renewals thereof.

         Deliver Period: Five (5) Business Days after an Advance.

         Event of Default: As defined in Article VII.

         FHA: Federal Housing Administration.

         FHLMC: Federal Home Loan Mortgage Corporation.

         File Fee: $50.00 per loan warehoused by Republic. Fee will be netted against repayments.

         FNMA: Federal National Mortgage Association.

         GAAP: Those generally accepted accounting principles and practices which are from time to time recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

         GNMA: Government National Mortgage Association.

         Guarantors: Mark Schaftlein, Payton Story, III and Westmark Group Holdings, Inc.

         Guaranty: Agreement by the Guarantor(s) to pay to Republic the amount evidenced by the Credit Note in accordance with its terms and to perform the obligations of the Company hereunder.

         Investor or Investors: A secondary market purchaser or purchasers of Qualifying Mortgages, which purchaser or purchasers are approved by Republic, said approval not to be unreasonably withheld.

         Jumbo Loans: Loans over $214,600 or the current published FNMA/FHLMC jumbo amount.

         Loan Documents: The documents relating to a specific Qualifying Mortgage, namely: (a) original note duly endorsed in blank, (b) a copy of said note, (c) a certified copy of the mortgage, (d) an unrecorded but recordable assignment in blank of the mortgage, (e) Investor Commitment in form acceptable to Republic, and (f) such other normal and customary documents as Republic may require following reasonable notice to the Company. If the Qualifying Mortgage is a loan on a cooperative apartment, stock powers and a pledge of the borrower's interest in the proprietary lease will be required.

         Maximum Loan Amount: As defined in Section 2.3.

         Non-conforming Mortgage: A Qualifying Mortgage the principal balance of which exceeds the then-current maximum loan limits for purchase by FHLMC or FNMA, whichever is greater, or Subprime loans commonly known as "A" through "D" loans.

Notice Address:

         a)       With respect to the Company:

                  Westmark Mortgage Corporation
                  8000 North Federal Highway
                  Boca Raton, Florida  33487
                  Attention:  Payton Story, III
                              President

         b)       With respect to Republic:

                  Republic Bank
                  Mortgage Warehouse Lending Division
                  1400 66th Street North, 4th Floor
                  St. Petersburg, Florida  33710
                  Attention: David Christel
                  Vice President

         Pension Plan: Any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") which is a multi-employer plan or single employer plan as defined in Section 4001 of ERISA and subject to Title IV of ERISA and which is (a) a plan maintained by the Company or any Subsidiary for employees or forms employees of the Company or of any Subsidiary, (b) a plan to which the Company or any Subsidiary contributes or is required to contribute, (c) a plan to which the Company or any Subsidiary was required to make contributions at any time during the five calendar years preceding the Agreement Date, or (d) any other plan with respect to which the Company or any Subsidiary has incurred or may incur liability, including contingent liability, under Title IV of ERISA, to such plan or to the Pension Benefit Guaranty Corporation. For purposes of this definition and for purposes of Sections 5.7, 6.14 and 7.7 hereof, "Company" shall include any trade or business (whether or not incorporated) which, together with the Company or a Subsidiary, is deemed to be a "Single Employer" within the meaning of Section 400I (b)(1) of ERISA.

         Qualifying Mortgages: As defined in Section 2.6.

         Reportable Event: Any event with regard to a Pension Plan described in
Section 4043(b) of ERISA, or in regulations issued thereunder.

         Sale Date: The date on which an Investor is required to make payment pursuant to a Commitment.

         Security Interest: The security interest granted by the Company to Republic in the Collateral.

         Subsidiary: Any corporation of which at least 50% of the voting stock is owned by the Company directly, or indirectly through one or more Subsidiaries. If the Company has no Subsidiaries, the provisions of this Agreement relating to Subsidiaries shall be inapplicable, without affecting the applicability of such provisions to the Company alone.

         VA: Veterans Administration

                             ARTICLE II. THE CREDIT

         2.1 Agreement to Lend. Republic agrees on the terms and conditions and relying on the representations and warranties set forth herein to lend to the Company, and the Company agrees to borrow from Republic, up to the amount of the Credit. Individual Advances of the Credit shall be made as requested by the Company from time to time. The aggregate amount of all Advances shall not exceed the Credit. Following repayments of Advances, Republic will make readvances under the same terms and conditions, provided that Advances outstanding at any time shall not exceed the lesser of the amount of the Credit or the Maximum Loan Amount. The Credit will be evidenced by the Credit Note.

         2.2 Term. This Agreement will be in effect until one (1) year from the Agreement Date, when all amounts outstanding hereunder and under the Credit Note shall be due and payable; provided, however, the at any time subsequent to ninety (90) days from the Agreement Date, the Company may terminate this Agreement following at least ninety (90) days prior written notice to Republic. No such termination shall affect the rights of the parties hereto as to any Advances previously made, which shall continue to be governed hereby. Republic agrees to provide at least 90 days notice to the Company if Republic elects not to renew this Agreement at the expiration of its Term.

         2.3 Disbursement of the Credit - Dry Funding.

                  A. Before 12:00 noon Republic's local time, one Business Day before a proposed Advance, the Company will request such Advance in writing by providing to Republic by telefax the information on Republic's "Request For Advance", the form of which is attached as Exhibit A hereto, which includes: the mortgagors' last names, the property address, the loan amount, loan number, loan type (FHA, VA or conventional, as applicable), loan subtype, interest rate, commitment number, Investor settlement date and warehousing amount requested.

                  B. Also before 12:00 noon Republic's local time, one Business Day before a proposed Advance, the Company shall deliver or cause to be delivered to Republic or its designee, the Loan Documents for Republic's review and approval.

                  C. On the date of the Advance (but not earlier than the loan closing date) Republic will make an Advance of the requested amount (or so much thereof as has been approved by Republic) to the Company up to the Maximum Loan Amount. Advances shall be made by deposit by Republic into a Republic account in the name of the Company for further disposition as the Company may direct. Each Advance shall be used only for funding the loans identified on the Request For Advance. If a loan for which an Advance has been made does not close, the Company will notify Republic immediately, and Republic will charge the account for that portion of the Advance attributable to the unclosed loan. Maximum Loan Amount shall be 98% of (i) the original principal amount of the Qualifying Mortgage or (ii) the weighted average investor purchase price of said Qualifying Mortgage.

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
         2.4 Disbursement of the Credit - Wet Funding.

                  A. Before 12:00 noon Republic's local time, one Business Day before a proposed Advance, the Company will request such Advance in writing by providing to Republic by telefax (i) the information on Republic's "Request For Advance", the form of which is attached as Exhibit A hereto, which includes: the mortgagors' last names, the property address, the loan amount, loan number, loan type (FHA, VA or conventional, as applicable), loan subtype, interest rate, commitment number, Investor settlement date and warehousing amount requested, and (ii) copies of all Commitments referred to on such Request For Advance, or the Commitment registration information, if applicable.

                  B. On the date of the Advance (but not earlier than the loan closing date) Republic will make an Advance of the requested amount (or so much thereof as has been approved by Republic) to the Company up to the Maximum Loan Amount. Advances shall be made by deposit by Republic into a Republic account in the name of the Company for further disposition as the Company may direct. Each Advance shall be used only for funding the loans identified on the Request For Advance. If a loan for which an Advance has been made does not close, the Company will notify Republic immediately, and Republic will charge the account for that portion of the Advance attributable to the unclosed loan. Maximum Loan Amount shall be 98% of (i) the original principal amount of the Qualifying Mortgage or (ii) the Company's cost of origination or purchase of said Qualifying Mortgage.

                  C. On or prior to the fifth (5th) Business Day following the advance, the Company shall deliver or cause to be delivered to Republic or its designee the Loan Documents for Republic's review and approval.
         2.5 Sublimits.

                  A. Notwithstanding anything to the contrary herein, no more than 25% of the Credit secured by Loan Documents which Republic has not received shall be outstanding during the first and last five (5) days of each calendar month; at all other times, no more than 20% of the Credit secured by Loan Documents which Republic has not received shall be outstanding.

                  B. No more than 10% of the Credit may be used for Aged Loans at any point in time.

         2.6 Qualifying Mortgages. A "Qualifying Mortgage" is a fixed or adjustable rate, conforming or Non-conforming, conventional, FHA or VA mortgage loan secured by a first or second mortgage or Title I home improvement loan on a one-to-four-family residence which loan is also:

                  A. Covered by and closed in accordance with a Commitment by an Investor;

                  B. In conformance with FHLMC, FNMA, FHA or VA underwriting standards, as applicable, and/or the special standards of the respective Investors;
                  C. Evidenced, secured and assigned by the Loan Documents delivered to Republic within the-Delivery Period.

         2.7 Repayments of the Credit.

                  A. On the earliest of (i) the Sale Date specified in each Commitment,(ii) thirty (30) days after delivery of the Qualifying Mortgage to the Investor, (iii) with the exception of Aged Loans, ninety (90) days after Republic has made an Advance for the Qualifying Mortgages listed in said Commitment, (iv) the diction which this Agreement expires or becomes ineffective because of termination, or (v) fourteen (14) days after any original note evidencing a Qualifying Mortgage has been returned to the Company under a trust receipt for any of the purposes specified in Section 10.6 hereof, the portion of the principal of the Credit equal to the Advance made with regard to the related Qualifying Mortgage shall be repaid. In connection with each repayment the Company shall provide to Republic a completed "Repayment Schedule" on Republic's form listing the Qualifying Mortgages to which the repayment pertains. Such Repayment Schedule will be in the form of Exhibit B attached hereto. on or prior to the Sale Date for each Commitment, and upon receipt from the Company of a written request on Republic's "Request For Delivery", the form of which is attached as Exhibit C hereto, Republic shall forward the original notes evidencing the Qualifying Mortgages to the applicable Investor or its designee pursuant to a Bailee Agreement with said Investor; provided, however that Republic shall not be required to forward any such documents unless the Request For Delivery is received by Republic prior to 12:00 noon, Republic's local time one Business Day prior to the requested delivery and Republic has had the documents in its possession for at least one Business Day. The Company shall provide express mail packaging including airbills addressed to Investors or their designees; payment for such packaging shall be paid directly by the Company. The Company will also provide the original and any required copies of all necessary or appropriate forms to effect delivery and payment for such notes. Prior to the release of Republic's Security Interest in the Collateral, the Company shall cause the Investor to remit the proceeds from the sale of mortgage loans via wire transfer directly into a Republic account set up for the administration of the Credit. Provided there is no Event of Default then existing, Republic shall adjust in favor of the Company any excess proceeds received from Investors. If the amount remitted is less than the principal payment due on the Sale Date, the Company shall pay the remaining amount due against the respective Advance directly to Republic by wire transfer on such Sale Date.

                  B. If for any reason an Investor fails to purchase the subject mortgage loan covered by its Commitment on the Sale Date or becomes insolvent or the subject of a proceeding under the Bankruptcy Code, or ceases to carry on its-business, the Company shall, at Republic's option, either (i) immediately repay to Republic by wire transfer all amounts advanced for the non-purchased loan or loans in question or (in the case of the Investor's insolvency, bankruptcy proceeding, or cessation of business) all mortgage loans covered by that Investor's Commitments, or (ii) replace such mortgage loan or loans with a Qualifying Mortgage of market value equal to or greater than the Maximum Loan Amount related to the replaced mortgage loan or loans, whereupon Republic shall return to the Company the Loan Documents held by Republic relating to the replaced mortgage loan or loans.

                  C. Interest on the outstanding principal balance of the Credit at the rate required in the Credit Note shall be payable by the Company to Republic on the first day of each calendar month during the Term hereof, and on the date the Credit is paid in full. A late charge of 6% of payments received more than ten days past due will also be payable in accordance with the terms of the Credit Note.

                  D. The Company shall immediately notify Republic of all delinquencies on any mortgage loans constituting security for the Credit Note within ten (10) business days of becoming aware of said delinquencies, and will, at Republic's option, either (i) replace such mortgage loans by mortgage loans acceptable to Republic, whereupon Republic shall return to the Company the Loan Documents held by Republic relating to the replaced mortgage loans, or (ii) reduce the amount of-principal outstanding under the Credit Note by the amount of the Advance related to such mortgage loan plus accrued interest.

                  E. In the event Loan Documents related to any Advance (i) are not delivered within the Delivery Period, or (ii) are delivered and determined by Republic to be incomplete or improper, or (iii) are Loan Documents for loans which are secured by mortgages which are no longer Qualifying Mortgages ("Defective Loan Documents"), then the Company shall immediately repay by wire transfer so much of the Advance as was attributable to the Defective Loan Documents whereupon Republic shall return to the Company the Loan Documents held by Republic relating to the Loans for which repayment has been made.

                       ARTICLE III. CONDITIONS TO ADVANCES

         3.1 Initial Advance. Republic's obligation to make the initial Advance, and the effectiveness of this Agreement, are conditioned upon compliance with the requirements of Section 2.3A hereof and upon the fulfillment of the following conditions.

                  A. The Company shall have duly executed and delivered to
Republic:

                           (i) This Agreement;

                           (ii) The Credit Note;

                           (iii) UCC Financing Statements, as required by
Republic;

                           (iv) A copy, certified by the Secretary or an
Assistant Secretary of the Company, of the resolution of the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Credit Note and all related documents; . B. Republic shall have received:

                           (i) The Guaranty;

                           (ii) A copy, certified by the Secretary of State of
the state of the Company's incorporation, of the Company's filed certificate of incorporation;

                           (iii) A certificate of the Secretary of State of the
state of the Company's incorporation as to the existence and good standing of the Company;

                           (iv) Evidence of the insurance coverages required by
Section 6.4 hereof

         3.2 Conditions to Subsequent Advance. All future Advances shall be subject to compliance with the requirements of Article II hereof and to such updating of the certificates and opinions referred to in Section 3.1 as Republic may reasonably require from time to time.

                         ARTICLE IV. SECURITY AGREEMENT

         4.1 Grant of Security Interest. This Agreement constitutes a security agreement. As collateral security for the repayment of all sums which may become due under the Credit Note or this Agreement, the Company hereby assigns, pledges, and transfers all its right, title and interest in, and grants to Republic a security interest in the following property (the "Collateral"):

                  A. All Qualifying Mortgages and all other mortgages which have been represented to Republic to be Qualifying Mortgages, including all notes, mortgages, guaranties, and any other documents evidencing or securing the same;

                  B. All surveys and title insurance policies, commitments, or reports relating to the same;

                  C. All hazard insurance policies relating to the same;

                  D. All private mortgage insurance policies relating to the same;

                  E. All accounts relating to the same (including, without limitation, escrow accounts, subject to the rights of mortgagors under applicable law);

                  F. All files, records, data, correspondence, computer tapes, programs and discs, appraisals, accounting records relating to the same or the servicing thereof;

                  G. All servicing rights relating to the same;

                  H. All Commitments to purchase said Qualifying Mortgages and all other mortgages which have been represented to Republic to be Qualifying
Mortgages:

                  I. All property of any kind given by the Company to Republic or its designee in furtherance of this Agreement; and

                  J. All collections on and proceeds of any of the foregoing.

         4.2 Rights of Republic.

                  A. With respect to the Collateral, Republic shall have the rights of a secured party under the Uniform Commercial Code as enacted in the State of Florida.

                  B. The Company shall not have the right to modify, delete, or waive any material term of any of the Collateral without Republic's prior consent.

         4.3 Income from and Interest on Collateral.

                  A. Until the occurrence of an Event of Default, the Company reserves the right to receive al income from or interest on the Collateral and if Republic receives any such income or interest prior to such Event of Default, Republic shall pay the same promptly to the Company.

                  B. Upon the occurrence of an Event of Default, the Company will not demand or receive any income from or interest on such Collateral, and if the Company receives any such income or interest without any demand by it, same shall be held by the Company in trust for Republic in the same medium in which received, shall not be commingled with any assets of the Company and shall be delivered to Republic in the form received, properly endorsed to permit collection, not later than the next Business Day following the day of its receipt. Republic may apply the net cash receipts from such income or interest to payment of any amounts due under the Credit Note or this Agreement, provided that Republic shall account for and pay over to the Company any such income or interest remaining after payment in full of all such amounts.

         4.4 Possession of Collateral. The Company agrees that possession of any of the Collateral by closing attorneys, title companies, or any other bailee acting on the Company's behalf shall be deemed possession by Republic for purposes of perfecting the Security Interest granted hereby.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         The Company makes the following representations and warranties which shall and warranties so long as any portion of the Credit remaining available or any indebtedness of the Company to Republic arising pursuant to this Agreement remains unpaid:

         5.1 Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation; has powers to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of such business requires such licensing or such qualification; and has all necessary power and Authority to enter into this Agreement and to execute, deliver and perform this Agreement, the Credit Note and any other document executed in connection with this Agreement, all of which have been duly authorized by all proper and necessary corporate action.

         5.2 Valid and Binding Obligation.This Agreement and any other document executed in connection herewith, and the Credit Note when executed and delivered, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws effecting creditors' rights generally.

         5.3 No Pending Litigation. Except as have been or shall be disclosed to Republic in writing, there are no actions, be deemed to be continuing representations, suits, proceedings (whether or not purportedly on behalf of the Company) or investigations pending or, to the knowledge of the Company, threatened against the Company or the Guarantor, if any, or any basis therefor, which, if adversely determined, would, in any case or in the aggregate, materially and adversely affect the property, assets, financial condition or business of the Company or the Guarantor, if any, or materially impair the right or ability of the Company to carry on its operations substantially as now conducted or anticipated to be conducted in the future, or which question the validity of this Agreement, the Credit Note, the Guaranty, if any, or other documents required by this Agreement, or any action to be taken pursuant to any of the foregoing.

         5.4 No Consent or Filing. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required in connection with the valid execution, delivery or performance of this Agreement, the Credit Note, or other documents required by this Agreement or in connection with any of the transactions contemplated thereby.

         5.5 No Violations. The Company is not in violation of any material term of its certificate of incorporation or by-laws, or of any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money. The Company is not in violation of any term of any other indenture, instrument or agreement to which it is a party or by which it may be bound, resulting, or which might reasonably be expected to result, in a material and adverse effect upon, its business or assets. The Company is not in violation of any order, writ, judgment, injunction or decree of any court of competent jurisdiction or of any statute, rule or regulation of any competent governmental authority. The execution and delivery o this Agreement, the Credit Note and other documents required by this Agreement and the performance of all of the same is and will be in compliance with the foregoing and will not result in any violation or result in the creation of any mortgage, lien, security-interest, charge or encumbrance upon any properties or assets except in favor of Republic. There exists no fact or circumstance not disclosed in-this Agreement or in the documents furnished in connection herewith which materially adversely affects, or in the future (so far as the Company can now foresee), may materially adversely affect the condition, business or operations of the Company.

         5.6 Federal Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying "margin security" or "margin stock" (as defined in Regulations G and U issued by the Board of Governors of the Federal Reserve System). Likewise, the Company does not own or intend to carry or purchase any such "margin security" or "margin stock", and the Company will not use the proceeds of any Advance to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any such "margin security" or "margin stock".

         5.7 ERISA Matters. No Pension Plan has been partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan; neither the Company nor any Subsidiary has withdrawn from any Pension Plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal. neither the Company nor any Subsidiary has incurred any withdrawal liability, including contingent withdrawal liability to any Pension Plan pursuant to Title IV of ERISA; neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; no Reportable Event has occurred; and no Pension Plan or other "employee pension benefit plan" as defined in Section 3(2) of ERISA to which the Company or any Subsidiary is a party has an "accumulated funding deficiency (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code. Each Pension Plan and each other "employee benefit plan" as defined in Section 3(3) of ERISA to which the Company or any Subsidiary is a party is in substantial compliance with ERISA, and no such plan, or any administrator, trustee or fiduciary thereof has engaged in a prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code.

         5.8 Collateral. Company represents, and so long as this Agreement is in effect, shall be deemed continuously to represent and warrant that the Company is the owner of the Collateral free of all security interests or other encumbrances except the Security Interest granted herein.

         5.9 Subsidiaries. The Company has no Subsidiary or other interest in any other association, corporation, partnership, joint venture, or other business entity not disclosed to Republic on a Schedule hereto.

         5.10 Financial Condition. The financial statements which the Company has furnished Republic have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and present fairly the financial condition of the Company as of such date and the result of its operations for the period then ended and there has been no material adverse change in said financial condition. The Company has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, which are not otherwise disclosed in the financial statements referred to above.

         5.11 Liens. The Company has good and marketable title to all of its properties and assets, which properties and assets are not subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and
(iii) liens in favor of Republic.

         5.12 Investment Company Act. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.13 Corporate Takeovers. No portion of the Credit will be used to acquire any security in an, transaction which is subject to Section 13 or 14 of the Securities and Exchange Act of 3934, including without limitation Sections 13(d) and 14(d) thereof.

         5.14 Insider. The Company is not, and no person having "control" (as the term is defined in 32 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of the Company is an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10 of any class of voting securities" (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of any bank, or of Republic, or any subsidiary thereof, or of any bank at which Republic maintains a correspondent account with Republic.

                              ARTICLE VI. COVENANTS

         During the Term of this Agreement, and so long as any portion of the Credit shall remain available or any indebtedness of the Company to Republic shall remain unpaid, the Company will:

         6.1 Payments. Duly and punctually pay the principal of and interest on all indebtedness incurred by it pursuant to this Agreement and the Credit Note in the manner set forth herein and therein.

         6.2 Notice. Promptly notify Republic in writing of (a) any pending or future audits of the Company" federal income tax returns by the Internal Revenue Service as soon as the Company has knowledge thereof, and the results of each such audit after its completion; (b) any default by the Company in the performance of or any modifications of, any of the terms or conditions contained in any agreement, mortgage, indenture or instrument to which the Company is a party or which is binding upon the Company and of any default by the Company in the payment of any of its indebtedness; provided, however, the Company shall not be required to so notify Republic of modifications of any or all terms or provisions of any document or agreement pertaining to its transaction in the ordinary course of business, but which do not pertain to its indebtedness for borrowed money, which do not materially and adversely affect the business or assets of the Company; and (c) receipt by the Company of notices from FHA, VA, FNMA, FHLMC, GNMA, HUD, any Investor, or any state in which the Company transacts business, which notice pertains to the status or qualification of the Company to conduct its business.

         6.3 Taxes. Promptly pay and discharge all of its taxes, assessments and other governmental charges (including any charged or assessed on the issuance of the Credit Note or any of the Qualifying Mortgage notes) prior to the date on which penalties attach thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided' however, that nothing herein contained shall-be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted, if the Company, upon Republic's request, deposits with Republic, to be held in escrow, such amount being contested.

         6.4 Insurance. (a) Keep all its property so insurable insured at all times with responsible insurance carriers against fire, then and other risks in coverage; and (b) keep adequately insured at all time in reasonable amounts with responsible insurance carriers against liability on account of errors and omissions, damage to persons or property and under all applicable workers' compensation laws.

         6.5 Litigation. Promptly notify Republic in writing as soon as the Company has knowledge thereof, of the institution or filing of any litigation, action, suit, claim, counterclaim or administrative proceeding against, or investigation of, the Company (a) to which the Company is a party by or before any regulatory body or governmental agency; (b)the outcome of which may materially and adversely affect the finances or operations of the Company or the Company's ability to fulfill its obligations hereunder unless adequately covered by insurance; or (c) which questions the validity of this Agreement, the Credit Note or any action taken or to be taken pursuant to the foregoing; and furnish or cause to be furnished to Republic such information regarding the same as Republic may request.

         6.6 Existence and Eligibility. Maintain its existence in good standing and remain or become duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires such qualification or licensing.

         6.7 Books and Records. Keep proper books and records in accordance with generally accepted accounting principles consistently applied and notify Republic promptly in writing of any proposed change in the location at which such books and records are maintained.

         6.8 Compliance with Law. Comply with all laws and governmental rules and regulations respecting the transactions which are the subject of this Agreement.

         6.9 Access to Records. Permit Republic's authorized representatives, during normal business hours and as often as Republic may reasonably request, to have access to the Company's premises and its financial records pertaining to the transactions contemplated hereby; inspect and copy such records, and discuss the affairs and finances of the Company with appropriate officers of the Company.

         6.10 Maintain Qualifications. Maintain its status, as applicable, as an FHA approved direct endorsement mortgagee and as an approved lender under the VA guaranty program.

         6.11 Financial Reports. Furnish to Republic the following financial information.

                  A. Financial statements of the Company as of the end of each of the Company's fiscal quarters, to be furnished not later than thins the end of such quarter. Such statements shall contain such information as Republic may reasonably request.

                  B. Annual financial statements of the Company audited by independent certified public accountants acceptable to Republic, to be furnished not later than ninety days after the end of each fiscal year of the Company.

                  C. A completed "Certificate of Compliance", the form of which is attached as Exhibit D hereto, as of the end of each of the Company's fiscal quarters, to be furnished not later than thirty days after the end of such quarter, which will contain the Company's calculation of the net worth and ratio of liabilities to net worth required hereby to be maintained and a statement of compliance with this Agreement.

         6.12 Pension Reports. With respect to each Pension Plan, the Company will furnish the following to Republic:

                  A. As soon as possible and in any event within thirty days after the Company knows or has reason to know that any Reportable Event with respect to such Pension Plan has occurred, the statement of the President or chief financial of ricer of the Company setting forth the details of such Reportable Event and the action which the Company proposes to take with respect thereto;

                  B. Promptly after the filing thereof with the Secretary of Labor. the Pension Benefit Guaranty Corporation or the Internal Revenue Service, copies of reports (including, without limitation, notices of Reportable Events and annual reports in the Form 5500 Series) filed with respect to each Pension Plan.

         6.13 Collateral; Margin Call.

         A. Defend the Collateral against the claims and demands of all other parties; keep the Collateral free from all security interests or other encumbrances except those granted herein; not sell, transfer, assign, deliver or otherwise dispose of any Collateral except pursuant to the terms hereof or with the consent of Republic.

         B. Execute and deliver to Republic such financing statements, assignments and other documents and do such other things relating to the Collateral as Republic may request.

         C. Maintain with Republic as security for the Credit, Qualifying Mortgages of an aggregate open market value (as determined by Republic from time to time in Republic's sole discretion) sufficient to cause the outstanding balance of the Credit to be no more than 98% of such value, and to repay the amount necessary to reduce the outstanding balance of the Credit to or below the percentage or percentages set forth above within three Business Days of the Company's receipt of a demand by Republic for such repayment.

         6.14 Liens. Not create or permit to exist any mortgage, pledge, title retention lien, lease, purchase or other encumbrance or security interest with respect to any of the Collateral, except:

                  A. the Security Interest,

                  B. materialmen's, mechanics', suppliers', tax, and warehousemen's liens, statutory liens of landlords and other like liens arising in the ordinary course of business securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings,

                  C. liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or-to secure the performance of statutory obligations, surety or appeal bonds, bids, leases, performance and return of money bonds and similar obligations (exclusive of obligations for the payment of borrowed money),

                  D. encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in titles thereto which do not materially impair such use,

                  E. liens on GNMA mortgaged-backed securities owned by the Company and liens on such securities which secure the Company's repurchase obligations to brokers with respect to such securities, and

                  F. existing liens and security interests described on a Schedule hereto.

         6.15 ERISA Contributions. At all times, make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any employee benefit plan.

         6.16 VA Guaranties and FHA Insurance. Not commit or suffer to be committed any act which would invalidate the guarantee of the VA or insurance by the FHA or cause any impairment to the validity of or priority of the lien on the Collateral created hereby in favor of Republic.

         6.17 Book Net Worth. Maintain a Book Net Worth of at least TWO MILLION, FIVE HUNDRED THOUSAND AND No/100 DOLLARS ($2,500,000.00).

         6.18 Total Liabilities to Book Net Worth Ratio. Maintain a ratio of total liabilities to Book Net Worth of not more than 15 to 1.

         6.19 File Fee. Company will instruct Republic on Exhibit B Repayment Schedule of the File Fee. The File Fee will be netted against each repayment.

         6.20 Intercompany Transactions.Company will engage in no transactions nor make any distributions to its parent, Westmark Group Holdings, Inc. which would cause Company to be in violation of this Agreement.

                         ARTICLE VII. EVENTS OF DEFAULT

         The occurrence of any of the events listed in this Article shall constitute an event of default under this Agreement ("Event of Default").

        7.1 Nonpayment of Indebtedness. Failure of the Company to make any payment of interest or principal or any other sum, which has become due whether by acceleration or otherwise, under the terms of the Credit Note, -this

Agreement or any other document evidencing or securing indebtedness of the Company to Republic.

         7.2 Assignment or Encumbrance. Assignment or attempted assignment by the Company of this Agreement, any rights hereunder, or any Advance to be made hereunder, without first obtaining the specific written consent of Republic, or the granting by the Company of any security interest, lien or other encumbrance other than to Republic on any Collateral.

         7.3 Insolvency Proceedings. The filing by or against the Company or the Guarantor of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction; the failure of the Company or the Guarantor to secure dismissal of any such petition filed against it within thirty days of such filing; the making of any general assignment by the Company or the Guarantor for the benefit of creditors; the appointment of a receiver or trustee Car the Company or the Guarantor or for any part of the assets of the Company or the Guarantor; the institution by the Company or the Guarantor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding, including, without limitation, proceedings by the Federal Deposit Insurance Corporation or other governmental authority, for the dissolution or liquidation of, settlement of claims against, or winding up of the affairs of, the Company; the institution of any such proceeding against the Company if the Company shall fail to secure dismissal thereof within-thirty days thereafter; the consent by the Company or the Guarantor to any type of insolvency proceeding against the Company or the Guarantor (under the Bankruptcy Code or otherwise); or the occurrence of any event or existence of any condition which could be the ground' basis or cause for any proceeding or petition described in this Section.

         7.4 Misrepresentation. If any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of the Company pursuant to or in connection with this Agreement or otherwise (including, without limitation, representations and warranties contained herein) or as an inducement to Republic to extend any credit to or to enter into this or any other agreement with the Company proves to have been false in any material respect at the time as of which the facts therein set forth were states or certified or to have omitted any substantial contingent or unliquidated liability or claim against the Company, or if on the Agreement Date there shall have been any materially adverse changes in any of the facts previously disclosed by any such certificate' statement, representation, warranty or audit. which change shall not have been disclosed to Republic at or prior to the time of such execution.

         7.5 Materially Adverse Changes. Any materially adverse change in the financial condition of the Company or the existence of any other condition which, in Republic's sole determination, constitutes an impairment of the Company's ability to perform its obligations under this Agreement-or any other document evidencing or securing the Credit, and which condition is not remedied within ten days after written notice to the Company thereof or, if the condition cannot be fully remedied within said ten days, substantial progress has not been made within said ten days toward remedy of the condition.

         Such materially adverse change may include, but shall not be limited to
(a) the sale, assignment, transfer or delivery of all or substantially all of the assets of the Company; (b) the cessation by the Company as a going business concern; (c) the entry of judgment against the Company other than a judgment for which the Company is fully insured, if ten days thereafter such judgment is not satisfied, vacated, bonded or staved pending appeal; (d) if the Company is generally not paying its debts as such debts become due; or (e) nonpayment by the Company when due of any indebtedness for borrowed money owing to any third party, of the occurrence of any event which could result in acceleration of payment of any such indebtedness.

         7.6 Failure to Perform Obligations. Default by the Company in the performance of any of the terms, conditions or covenants contained in this Agreement or any agreement or document made in connection with this Agreement which is not remedied within ten days after notice thereof by Republic to the Company.

         7.7 Pension Default. Any Reportable Event which Republic determines in good faith constitutes grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States district court of a trustee to administer any Pension Plan shall have occurred and continued thirty days after written notice thereof to the Company by Republic; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or any Pension Plan shall be terminated; or the Company withdraws from a Pension Plan in a complete withdrawal or a partial withdrawal; or the Company, shall fail to pay to any Pension Plan any contribution which it is obligated to pay under the terms of such plan or any agreement, or which is required to meet statutory minimum funding standards.

         7.8 Change in Ownership. A change in the ownership of the Company to which Republic has not given its written consent.

                       ARTICLE VIII. REMEDIES UPON DEFAULT

         8.1 Default Other Than Insolvency. Upon the happening of one or more Events of Default (except default under Section 7.3 hereof), Republic may (a) immediately cancel or suspend its agreement to advance the Credit and (b) declare the principal of the Credit Note then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement. Upon such declaration, the balance then outstanding on the Credit Note shall become immediately due and payable without presentation, demand or further notice of any kind to the Company.

         8.2 Default - Insolvency. Upon the happening of one or more Events of Default under Section 7.3 hereof, Republic's obligations to advance the Credit shall be cancelled immediately, automatically and without notice, and the Credit Note shall become immediately due and payable without presentation, demand or notice of any kind.

         8.3 Enforcement Of Agreements.Upon the happening of one or more Events of Default, Republic shall have the right to obtain physical possession of all files of the Company relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come into the possession of the Company or any third party acting for the Company. Republic shall be entitled to specific performance of all agreements of the Company contained in this Agreement or other documents relating to the Credit.

         8.4 Realization on Collateral. Upon the happening of one or more Events of Default, Republic shall have the right to collect all further payments made on the Collateral, and if any such payments are received by the Company, the Company shall not commingle the amounts received with other funds of the Company and shall promptly pay them over to Republic. in addition, Republic shall have the right to dispose-of the Collateral as provided herein or as provided in the other documents executed in connection herewith or as provided by law.


                    ARTICLE IX. INDEMNIFICATION AND EXPENSES

         The Company agrees to hold Republic harmless from and indemnifies Republic against all liabilities, losses, damages, judgments, costs, and expenses of any kind which may be imposed on, incurred by, or asserted against Republic relating to or arising out of this Agreement, the Credit Note, or any transaction contemplated hereby. The Company also agrees to reimburse Republic for all reasonable expenses in connection with this Agreement and the Credit Note, including without limitation the reasonable fees and disbursements of counsel, all delivery and insurance charges incurred in connection with delivery of Loan Documents, wire transfer fees and including expenses of enforcement. The Company's agreements in this Section shall Survive the payment in full of the Credit Note and the expiration or termination of this Agreement.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.1 Amendments and Waivers. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by duly authorized officers of the Company and Republic.

         10.2 Delays and Omissions. No course of dealing and no delay or omission by Republic in exercising any right or remedy hereunder or with respect to any indebtedness of the Company to Republic shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Republic ma, remedy any default by the Company hereunder or with respect to any other person, firm or corporation in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Company and shall be reimbursed for its expenses in so remedying such default. All rights and remedies of Republic hereunder are cumulative.

         10.3 Attorney-in-fact. The Company hereby authorizes Republic, at the Company's expense, to file such financing statement or statements relating to the Collateral without the Company's signature thereon as Republic at its option may deem appropriate, and appoints Republic as the Company's attorney-infect (without requiring Republic) to execute any such financing statement or statements in the Company's name and to perform all other acts which Republic deems appropriate to perfect and continue the Security Interest and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Company as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without Republic's consent.

         10.4 Collection. In the event of default, hereunder, Republic may demand, collect and sue on any of the Collateral (in either the Company's or Republic's name at the latter's option); may enforce, compromise, settle or discharge such Collateral without discharging the indebtedness or any part thereof; and may endorse the Company's name on any and all checks, commercial paper, and any other instruments pertaining to or constituting Collateral. In the event Republic intends to exercise any rights set forth in this Section, Republic shall use its best efforts to notify the Company thereof Prior to taking any such action.

         10.5 Further Security. As further security for payment of the indebtedness, the Company hereby grants to Republic a Security Interest in and lien on any and all property of the Company which is or may hereafter be in the possession or control of Republic in any capacity or of any third party acting on its behalf including, without limitation, all deposit and other accounts and all moneys owed or to be owed by Republic to the Company; and with respect to all of such property, Republic shall have the same rights hereunder as it has with respect to the Collateral. Without limiting any other right of Republic, whenever Republic has the right to declare any indebtedness to be immediately due and payable (whether or not it has so declared), Republic at its sole election may set off against the indebtedness any and all moneys then or thereafter owed to the Company by Republic in any capacity, whether or not the indebtedness or the obligation to pay such moneys owed by Republic is then due, and Republic shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Republic's records subsequent it, thereto.

         10.6 Return of Collateral Under Trust Receipt. Possession of any of the Collateral (including original notes evidencing Qualifying Mortgages) may be temporarily relinquished by Republic to the Company under a trust receipt for the sole purpose of sale, exchange, collection, or presentation, renewal or registration of transfer. At all times the Collateral is in the Company's possession, the Company will hold the Collateral in trust so as to continue the perfection of Republic's Security Interest.

         10.7 Loss of Loan Documents. Once Loan Documents have been delivered to a postal or delivery service designated by the Company, Republic shall incur no liability of any kind in connection with loss or delay in connection with the transmittal of Loan Documents to or from the Company, any Investor, or any other party pursuant to this Agreement. The Company will from time to time designate an acceptable delivery service.

         10.8 Successors and Assigns. The Company and Republic as used herein shall include the legal representatives or assigns of those parties in cases where the assignment by the Company was made with the consent required hereunder.

         10.9 Notices. Any notice or demand to be given hereunder shall be duly given if delivered by recognized national delivery service or mailed by U.S. Postal Service to the respective parties at their Notice Address- and shall be deemed effective upon receipt.

         10.10 Governing Law and Consent to Jurisdiction. This Agreement and the Credit Note-shall be governed by and are to be construed under the laws of the State of Florida. The Company agrees that any action or proceeding brought to enforce or arising out of this Agreement may be commenced in the Circuit Court for Pinellas County, or in the District Court of the United States for the Middle District of Florida, and the Company waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the Company, or as otherwise provided by the laws of the State of Florida or the United States.

         10.11 Waiver of Jury Trial. The Company and Republic hereby knowingly voluntarily, unconditionally and irrevocably waive the right to a trial by jury in every jurisdiction in any action, proceeding or counterclaim brought by or against the Company or Republic and their respective successors or assigns, in respect of any matter arising out of this Agreement or any document given in connection with or to secure this Agreement, including without limitation any exercise of rights under this Agreement or any such document, any attempt to cancel, void, or rescind this Agreement or any such document, and any course of conduct or course of dealing in connection therewith.

         10.12 Counterparts. This Agreement may be executed in any number of counterparts and by Republic and the Company on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

         10.13 Titles. Titles to the sections of this Agreement are solely for the convenience of Republic ant the Company, and are not an aid in the interpretation of this Agreement or any part thereof.

         10.14 Inconsistent Provisions. In the event any provision of this Agreement is inconsistent with an, provision of any other document required or executed pursuant to this Agreement, the provisions of this Agreement shall be controlling.

         10.15 Participation. Republic reserves the right to transfer participating interests in this Agreement and in the Credit Note to one or more other institutions or entities.

         10.16 Entire Agreement. This Agreement and the related documents identified and referred to herein are intended to set forth the entire agreement of the parties concerning the subject matter hereof

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the Agreement Date.
(SEAL)

                                         Westmark Mortgage Corporation



                                         By:________________________________

                                         Name:      Payton Story, III
                                              ------------------------------
                                         Title:     President
                                              ------------------------------


(SEAL)

                                         REPUBLIC BANK



                                         By:________________________________

                                         Name:    David J. Christel
                                              ------------------------------

                                         Title:   Vice-President/Manager
                                              ------------------------------

STATE OF FLORIDA

COUNTY OF

         On this ______ day of ___________________, 1998, before me personally came Payton Story, III, to me known, who, being by me duly sworn, did depose and say that he resides at 961 Jasmine Drive, Delray Beach, FL 33483, that he is the President of Westmark Mortgage Corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                  Notary Public
                                  State of Florida


                                  __________________________________

                                  Print Name:_______________________
                                  Commission Expires:


STATE OF FLORIDA  )
COUNTY OF PINELLAS)

         On this day of ________________, 1998, before me personally came ______________________, to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________________, that he is the
________________________ of REPUBLIC BANK, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                  Notary Public
                                  State of Florida



                                  __________________________________

                                  Print Name:_______________________
                                  Commission Expires: